                                 THIRD AMENDMENT

                   TO 231 MW POWER PLANT -- MALITBOG AGREEMENT

This THIRD AMENDMENT TO 231 MW POWER PLANT -- MALITBOG AGREEMENT
("Third Amendment") is made as of August 31, 2003 by and between:

VISAYAS GEOTHERMAL POWER COMPANY, INC. ("VGPC"), a partnership duly organized and existing under the laws of the Philippines with offices at 6750 Cal Energy
International, 24 Floor, 6750 Building, Ayala Avenue, Makati City, Metro Manila,
herein represented by its President and Chief Executive Officer Mr. David A
Baldwin, who is duly authorized to represent it in this Agreement;

and

PNOC-ENERGY DEVELOPMENT CORPORATION ("PNOC-EDC) a wholly-owned subsidiary of the
Philippine National Oil Company, a corporation created and organized under
Presidential Decree No. 334, as amended, with principal office at Fort
Bonifacio, Merritt Road, Taguig City, Metro Manila, herein represented by its
Chairman and President Sergio Antonio F. Apostol, who is duly authorized to represent it in this Agreement.

WHEREAS, VGPC and PNOC-EDC are Parties to the 231 MW Power Plant - Malitbog
Agreement, dated as of September 10, 1993, as amended (the "ECA") pursuant to which VGPC constructed, owns and operates a 231 MW Power Plant near Tongonan,
Leyte, known as the Malitbog Power Plant (the "Malitbog Power Plant");

WHEREAS, affiliates of VGPC constructed, own and operate the 180 MW Power Plant near Tongonan, Leyte, known as the Mahanagdong Power Plant (the "Mahanagdong
Power Plant") and the 125 MW Power Plant near Tongonan, Leyte known as Upper
Mahiao Power Plant (the "Upper Mahiao Power Plant"); and

WHEREAS, VGPC and PNOC-EDC desire to amend the ECA in certain respects as set forth herein and to resolve various issues between themselves with respect to the ECA and the Power Plant.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, VGPC and PNOC-EDC agree as follows:

1. DEFINITIONS

     (a)  Capitalized terms used herein and not defined have the meanings ascribed to them in the ECA.

     (b)  Article I of the ECA is hereby amended by adding thereto the following new definitions:

          CONTRACT YEAR: Each yearly period commencing on July 25 of each calendar year and end on July 25 of the immediately succeeding calendar year.

     (c)  STEAM GENERATING UNIT CONTRACTED CAPACITY: One third of the Power
          Plant Contracted Capacity equivalent to 72 MW. A definition of
          "Generating Unit Forced Outage Hour" shall be included in Section 1.1 of the ECA to read as follows with effect from August 8, 2003:

               GENERATING UNIT FORCED OUTAGE HOUR: For any hour in which a Steam
               Generating Unit failed, due to reasons attributable to the
               Operator, for a continuous period of thirty (30) minutes to deliver net output measured using PNOC-EDC electrical meters at
               MP5 and MP4 at a level of at least ninety five percent (95%) of the STEAM GENERATING UNIT CONTRACTED CAPACITY, one third (1/3) of such hour shall be considered as a FORCED OUTAGE HOUR defined in the ECA. If the failure to meet at least 95% of STEAM GENERATING
               UNIT CONTRACTED CAPACITY is attributable to failure of PNOC-EDC to supply and/or make available 102% of 507.933 tonnes per hour
               (main steam flow) at a pressure of not less than 10 kg/cm(2) g, such hour shall be considered a No Fault Outage for such steam generating unit.

     (d) (i) The definition of "No Fault Outage" in Section 1.1 of the ECA is hereby amended and restated to read as follows with effect from August 8,
     2003:

          No Fault Outage; The inability of the Operator to deliver power to
          NAPOCOR due to (i) any condition caused by PNOC-EDC or NAPOCOR, (ii)
          any faults in or failure of the steam supply to the Power Plant, (iii)
          any faults in or failure of the electrical system connecting the Power
          Plant to NAPOCOR's distribution system, (iv) Force Majeure, or (v) a
          Scheduled Outage.

     (ii) In consideration of such amendment, VGPC shall pay to PNOC-EDC the sum of US$800,000 within thirty days of the effectiveness of this Third
     Amendment.

2. NO FURTHER CAPACITY TESTS FOR PURPOSES OF NOMINATED CAPACITY

Section 5.5 (Tests During Cooperation Period) is hereby deleted in its entirety.

3. CAPACITY NOMINATION,

(a) Section 6.13 of the ECA is deleted in its entirety.

(b) For the purpose of computing Capacity Payments under Section 8.3 on TERMS OF
PAYMENT of the ECA, all references to Nominated Capacity, NC, shall be replaced with Contracted Capacity, CC.

(b) Within 30 days of the effective date of this Third Amendment, PNOC-EDC shall pay to VGPC:

     (i) $8,695,000 and Philippine Pesos 6,903,000 in full and final settlement of Capacity Payments withheld from VGPC for the period July 25, 1999 through July 25, 2002

     (ii) $1,542,000 and Philippine Pesos 1,572,000 in full and final settlement of Capacity Payments withheld from VGPC for the period July 25, 2002 through June 25, 2003,

     (iii) Any Capacity Payments withheld from VGPC in relation to Nominated
     Capacity for the period June 25, 2003 through to the date of this
     Agreement, and

     (iv) $100,000 in full and final settlement of Capacity Fees withheld in relation to No Fault Outage through June 25, 2003.

(c) Within 30 days of the effective date of this Third Amendment, VGPC shall pay to PNOC-EDC $700,000 in full and final settlement of any and all claims by
PNOC-EDC in any way related to the capacity of the Power Plant, including the claim regarding alleged overpayment of Capacity Payments to VGPC for the period
July 25, 1998 through July 25, 1999.

4. SCHEDULED MAINTENANCE

Section 6.14 of the ECA is hereby deleted in its entirety and replaced with the following:

          (a) The Operator shall be entitled to conduct Scheduled Maintenance for each generating unit of the Power Plant without penalty for the duration set forth below with respect to each Contract Year (the
          "Scheduled Maintenance Duration").

          --------------------------------------------------------------------------------
                         July 25, 2003-   July 25, 2004-   July 25, 2005-   July 25, 2006-
                          July 25, 2004    July 25, 2005    July 25, 2006    July 25, 2007
          --------------------------------------------------------------------------------

          Scheduled
          Maintenance          576              240              240              576
          Duration
          (Hours/Unit)
          --------------------------------------------------------------------------------

          VGPC may in its sole discretion and without penalty elect to utilize up to 576 hours for Scheduled Maintenance in one of the Contract Years
          July 25, 2004 to July 25, 2005 or July 25, 2005 to July 25, 2006 in
          lieu of during Contract Year July 25, 2006 to July 25, 2007 if, upon the commencement of the Scheduled Maintenance during one of Contract
          Years July 25, 2004 to July 25, 2005 or July 25, 2005 to July 25, 2006
          VGPC determines that a major overhaul is necessary. If VGPC so elects, the duration of Scheduled Maintenance for Contract Year July 25, 2006
          to July 25, 2007 shall be reduced to 240 hours.

                                       3

          (b) Scheduled Maintenance for each Contract Year shall commence on the dates indicated below:

          ---------------------------------------
            UNIT 1       UNIT 2         UNIT 3
          ---------------------------------------
          August 30   September 10   September 21
          ---------------------------------------

          The commencement dates of Scheduled Maintenance for the Contract Years commencing July 2004, July 2005 and July 2006 may be modified by mutual agreement between PNOC-EDC and VGPC.

5. SPARE STEAM TURBINE ROTOR

VGPC hereby (i) confirms to PNOC-EDC that the spare steam turbine rotor has been refurbished and can be used interchangeably in all three units and (ii)
covenants and agrees to maintain such condition and interchangeability through the end of the Cooperation Period.

6. SCHEDULED MAINTENANCE PAYMENT

Within 30 days of the effective date of this Third Amendment, VGPC shall' pay
PNOC-EDC the sum of $333,000 in full and final settlement of claims by PNOC-EDC related to Scheduled Maintenance. VGPC waives all claims against PNOC-EDC related to Scheduled Maintenance.

7. STEAM UTILIZATION.

The ECA shall be amended to add a new Section 6.23 as follows:

          6.23 To the extent it is in accordance with prudent industry standards and good engineering practices and does not exceed the maximum design capacity of the units, VGPC shall fully utilize the available conforming steam supply provided by PNOC-EDC by operating plant equipment and configuring plant control settings to maximize plant output up to the maximum interface pressure limits and under specified conditions set forth in the ECA. PNOC-EDC instrumentation and measuring methods shall be the basis for validating any claims related to non-conforming steam.

8. TOTAL OUTAGE HOURS.

(a) The definition of TFOH in Section 8.3.1 (Capacity Payments) of the ECA is
hereby amended to read in its entirety as follows:

          "TFOH = Total number of Forced Outage Hours in the Billing Period, provided that (i) for Billing Periods within which (a) no Scheduled
          Maintenance for any Unit is performed, or (b) Scheduled Maintenance for any Unit is performed and both (A) such Scheduled Maintenance is not completed and (B) the duration of the actual

                                        4

          Scheduled Maintenance for such Unit does not exceed the Scheduled
          Maintenance Duration, there shall be no modification to the definition of TFOH, and (ii) for Billing Periods within which Scheduled
          Maintenance for any Unit is performed, if the cumulative actual duration of Scheduled Maintenance for such Unit as of the last day of such Billing Period exceeds the then applicable Scheduled Maintenance
          Duration for such Unit but does not exceed 1,080 hours, the following formula shall be used to calculate TFOH for such Billing Period:

               TFOH = TFOHP + SMDV

          where

               TFOHP = the total number of Outage Hours in Billing Period;
               SMDV = the Scheduled Maintenance Duration Variance,
               calculated as follows:

                    (AD-TD)x 0.35
                    -------------  - PV

          where

               AD = the actual duration of Scheduled Maintenance for any Unit, in hours, through the last day of such Billing Period;

               TD = the Scheduled Maintenance Duration for any Unit, in hours, as specified in Section 6.14;

               PV = the cumulative Scheduled Maintenance Duration Variance in prior Billing Periods during the same Contract Year related to a
               Unit's current Scheduled Maintenance and previously taken into account in an adjustment to TFOH in a prior Billing Period.

          For Billing Periods within which Scheduled Maintenance for any Unit is performed, if the cumulative actual duration of Scheduled Maintenance as of the last day of such Billing Period exceeds 1,080 hours for such
          Unit, the following formula shall be used to calculate SMDV for such
          Billing Period:

                      (1,080 - TD) x 0.35   (AD - 1,080)
               SMDV = ------------------- + ------------  - PV
                               3                  3

9. EXCESS GENERATION PAYMENT; GENERATION EFFICIENCY PENALTIES AND MAINTENANCE
EFFICIENCY BONUSES

(a) The ECA is hereby amended by deleting the text of Section 8.3.2 in its entirety and replacing it with the following:

                                        5

          8.3.2 ADDITIONAL GENERATION PAYMENT; EFFICIENCY PENALTIES AND
          MAINTENANCE BONUSES AND

          (a) Excess Generation Payments. (i) For each Contract Year commencing
          2003 through to the end of the Cooperation Period, VGPC shall be paid an Excess Generation Payment (EGP) based on the formula below, if the aggregate generation from the Malitbog Power Plant, the Upper Mahiao
          Power Plant and the Mahanagdong Power Plant (including energy delivered to FCDS) exceeds the threshold generation levels specified below for such respective Contract Year:

                    EGP = 1.00 Philippine Peso x 0.43 x EG

                    Where

                    EG = The positive difference, if any, between the actual
                    aggregate generation from the Malitbog, Mahanagdong and
                    Upper Mahiao Power Plants for each Contract Year and the
                    annual aggregate generation thresholds provided in the table below.

                    ---------------------------------------------------------------
                     CONTRACT YEAR    2003-2004   2004-2005   2005-2006   2006-2007
                    ---------------------------------------------------------------

                    Threshold (GWh)     4001        4116        4067        2993
                    ---------------------------------------------------------------

          For purposes of this provision, the actual aggregate generation from the Malitbog, Upper Mahiao, and Mahanagdong Power Plants for each
          Contract Year shall be the aggregate of the net output from each plant
          (including energy delivered to FCDS) measured using PNOC-EDC official electrical meters for each such Contract Year commencing 2003 and ending at the expiration of the Cooperation Period, and for purposes of determining whether the annual aggregate generation thresholds provided in the table have been exceeded, metered output (including energy delivered to FCDS) from the Upper Mahiao Power Plant for each such Contract Year shall be added to the metered output (including energy delivered to FCDS) from the Malitbog Power Plant and
          Mahanagdong Power Plant for the twelve month period commencing on the
          July 25 immediately succeeding each June 25.

          (ii) VGPC shall invoice PNOC-EDC for the Excess Generation Payment as a separate line item in the invoice delivered on or about July 25 each
          Contract Year and such amount shall be due and payable within 30 days of receipt of such invoice.

          (b) Efficiency Penalties, (i) If for any hour the Power Plant generates less output than Contracted Capacity when modulating its governor valves to receive 104% of

                                        6

          1523.8 tonnes per hour (main steam flow) that is made available and/or supplied by PNOC-EDC at an interface pressure of not less than 10 kg/cm(2) gauge, PNOC-EDC may provide written notice to VGPC requesting that an output test be conducted. Within 24 hours of receipt of such notice, VGPC shall conduct a test of the Power Plant's output over a period of four continuous hours during which test PNOC-EDC shall supply and/or make available to the Power Plant 104% of 1523.8 tonnes per hour (main steam flow) at a pressure of not less than 10 Kg/cm(2)
          gauge (the "Four Hour Test"). If the average net electrical output of the Power Plant, operating at conditions specified under the ECA
          (except for steam flow and pressure which are specified above, and power factor, which shall be the actual power factor of the transmission system and/or that required by NPC/TRANSCO), as determined from the PNOC-EDC official electrical meters (including total energy delivered to FCDS) at the metering points specified in the ECA over the Four Hour Test ("AC"), is less than Contracted
          Capacity (a "Failed Test"), then VGPC shall pay PNOC-EDC a penalty determined as follows:

               P = (TC-AC) x CCR x h x y/ N(h)

               Where

               P = the penalty amount per Billing Period

               TC = 102.4% of Contracted Capacity (i.e., 221.18 MW)

               AC has the meaning specified above.

               h = the number of hours in any Billing Period commencing with the hour immediately after the Failed Test, and ending with the earlier of (i) the hour immediately preceding the first hour of a subsequent Four-Hour Test in the same Billing Period during which
               AC is equal to or greater than Contracted Capacity (a "Successful
               Test") and (ii) the end of such Billing Period, provided that if at the end of any Billing Period a Successful Test has not been conducted, each hour in the immediately succeeding Billing Period starting with the first hour thereof shall be included in the calculation of 'h'for such Billing Period unless and until a
               Successful Test in such Billing Period is conducted.

               N(h)= total number of hours in the Billing Period

               CCR shall have the meaning given thereto in Section 8.4.1

               y = 0 if during the Four-Hour Test AC, as defined above, is greater than Contracted Capacity. Otherwise, y = 1.

               (ii) VGPC may, at any time, provide written notice to PNOC-EDC requesting that a Four Hour Test be conducted. Within 24 hours of receipt of such notice, PNOC-EDC shall supply and/or make
               available to the Power Plant 104% of 1523.8 tonnes per hour of main steam flow at a pressure of not less than 10 kg/cm(2) gauge in order for the Four Hour Test to be conducted.

               Failure of PNOC-EDC to supply and/or make available to the Power
               Plant 104% of 1523.8 tonnes per hour of main steam flow at a pressure of not less than 10 kg/cm(2) gauge shall result in the
               Four Hour Test being deemed successful.

          (c) Maintenance Bonuses. For each Billing Period during which
          Scheduled Maintenance for any Unit is performed and both (i) such
          Scheduled Maintenance is completed and (ii) the duration of the actual
          Scheduled Maintenance for such Unit is less than 504 hours (for
          Contract Years in which up to 576 hours of Scheduled Maintenance are permitted) and less than 192 hours (for Contract Years in which up to
          240 hours of Scheduled Maintenance are permitted), PNOC-EDC shall pay to VGPC a maintenance efficiency bonus equal to US$208.33 multiplied by SMDD, where SMDD equals the Scheduled Maintenance Duration
          Difference, determined as follows:

               SMDD = SMD -SMDA

          Where

               SMD equals 504 hours (for Contract Years in which up to 576 hours of Scheduled Maintenance are permitted) and 192 hours (for
               Contract Years in which up to 240 hours of Scheduled Maintenance are permitted), and

               SMDA equals the actual hours of Scheduled Maintenance on a Unit during the then current Contract Year.

(b) Any obligations to test or meet, or otherwise take any action with respect to, any Net Plant Steam Rate in the EGA are hereby deleted in their entirety.

(c) Within 30 days of the effective date of this Third Amendment, PNOC-EDC shall pay to VGPC the amount of 199,900,000 Philippine pesos withheld by PNOC-EDC from
VGPC in respect of efficiency penalties, plus interest, for the period through
June 30, 2003.

10. The last sentence of Section 8.6(d) of the EGA is hereby amended to read as follows:

     As to Local Business Tax and Real Property Taxes, VGPC shall adopt the position that it is exempted from the payment of business taxes owing to its relationship to PNOC-EDC under the BOT agreements and the exemption of
     PNOC-EDC from the payment of all taxes under its Service Contract with the government. VGPC shall accordingly initiate

     and exhaust all the necessary actions seeking to invalidate or cancel any assessments issued by the local government units for want of legal basis.
     PNOC-EDC shall hold VGPC free and harmless from any liability or loss of revenue arising from VGPC's non-payment of local business and real property taxes claimed by the Municipality of Kananga, the City of Ormoc, and the
     Province of Leyte, should the Supreme Court of the Philippines decide with finality that VGPC is liable for the payment of such taxes. With effect from January 1, 2004 VGPC shall assume all payments required under ER 1-94 for the benefit of host communities arising from the energy generated by its power plants through to the expiration of the Cooperation Period.

11. OPERATION OF POWER PLANT

(a) The Power Plant shall continue to be capable of operation within a power range of 0.85 lag to 0.9 lead, as currently provided in the ECA, if the connected grid so requires.

(b) VGPC hereby covenants and agrees that the condition of the Power Plant upon transfer will comply with Section 13.4 of the ECA.

12. CONDITION OF POWER PLANT ON TRANSFER

Section 13.4(a) of the ECA is hereby amended and restated to read as follows:

     Three (3) months prior to the end of the Cooperation Period, VGPC shall demonstrate that the Malitbog Power Plant delivers a metered net output of at least Contracted Capacity, under design power plant configuration & ECA specified conditions (except for steam flow and pressure which are specified below, and power factor, which shall be the actual power factor of the transmission system and/or that require by NPC/TRANSCO),, for a continuous period of one week when supplied with steam flow 4% higher than the ECA interface specifications at a steam pressure of 10 kg/cm g. If the
     Power Plant fails to do so, VGPC shall be entitled to repeat the test as many times as it wishes provided that the Capacity Cost Recovery Fee, Fixed
     Operating Cost Recovery Fee and Service Fee for the last three months shall be withheld until such time as the plant is able to deliver at least
     Contracted Capacity when supplied with steam flow 4% higher than the ECA interface specifications at a steam pressure of 10 kg/cm g for the same duration stated above.

13. INSTALLATION OF EQUIPMENT AND SOFTWARE

PNOC-EDC shall provide the complete installation and operation of equipment and software configured to monitor the provisions of this Third Amendment for
Malitbog Power Plant at a cost chargeable to VGPC, not to exceed US$30,000. The specifications of the equipment and software to be installed shall be subject to the prior written approval of VGPC, and the installation of such equipment and software shall be done at times agreed to by VGPC and in a manner consistent with VGPC's health, safety and other working and operating practices. Title to and care, custody and control of such equipment and software shall remain with
PNOC-EDC upon completion of and commissioning thereof.

14. WAIVER AND RELEASE OF CLAIMS; DISMISSAL OF ARBITRATION AND ARBITRATION
COSTS.

(a) PNOC-EDC hereby waives, releases and relinquishes any and all rights, claims, causes of action, defenses or any other action whatsoever that it may have had, or may now have, whether known or unknown, arising from circumstances prior to the date hereof, whether arising in law, equity, tort or contract with respect to in connection with or related in anyway to any claims presently before any arbitral tribunal.

(b) VGPC hereby waives, releases and relinquishes any and all rights, claims, causes of action, defenses or any other action whatsoever that it may have had, or may now have, whether known or unknown, arising from circumstances prior to the date hereof, whether arising in law, equity, tort or contract with respect to in connection with or related in anyway to any claims presently before any arbitral tribunal.

(c) Contemporaneously with the execution of this Third Amendment the parties shall execute a Consent and Stipulation of Dismissal with Prejudice as to
Certain Claims in the form attached hereto as Exhibit A. Each party shall immediately obtain the signature of their respective counsel thereto, and shall direct such counsel to promptly file the same with the appropriate UNCITRAL arbitration panel.

(d) With respect to the costs incurred by PNOC-EDC for the current Malitbog arbitration case, VGPC agrees to pay PNOC-EDC, within thirty (30) days from the execution of the Third Amendment, the amount of US$650,000 in full and final settlement of, by way of compromise, PNOC-EDC's travel expenses and attorneys'
fees which are not covered by the payment of US$1,636,486.87 made by VGPC in
January 2003.

                                       10

15. ENTIRE AGREEMENT.

This Third Amendment together with the ECA constitute the entire agreement between PNOC-EDC and VGPC with respect to the matters dealt with herein, and there are no oral or written understandings, representations or commitments of any kind, express or implied, that are not expressly set forth in such documents, taken collectively.

16. ECA TO REMAIN IN EFFECT.

Except as amended by this Third Amendment, all of the terms and provisions of the ECA remain in full force and effect, including without limitation the performance undertaking. Any references in the ECA that are inconsistent with the modifications herein are hereby amended to be consistent with these modifications. The dispute resolution provisions of paragraph (t) of the
Acknowledgment and Consent Agreement dated December 15, 1994 between VGPC and
PNOC-EDC shall apply with full force and effect to the Third Amendment and shall govern any dispute arising under this Third Amendment.

17. REFERENCES TO ECA.

Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of this Third Amendment may refer to the ECA without making specific reference to this Third Amendment, but nevertheless all such references shall be deemed to include this Third Amendment unless the context shall otherwise require.

18. EFFECTIVITY OF AMENDMENT.

This Third Amendment shall become effective upon full execution of this Third
Amendment by both parties.

                                       11

IN WITNESS WHEREOF, VGPC and PNOC-EDC have executed this THIRD AMENDMENT as at the date set forth in the first paragraph hereof.

PNOC ENERGY DEVELOPMENT CORPORATION

By: /s/ Sergio Antonio F. Apostol
   -------------------------------------
Name: Sergio Antonio F. Apostol
Title: Chairman and President

VISAYAS GEOTHERMAL POWER COMPANY

By: /s/ David A. Baldwin
   -------------------------------------
Name: David A. Baldwin
Title: President and Chief Executive Officer

                                       12

                                    EXHIBIT A

                                In the matter of

                        VISAYAS GEOTHERMAL POWER COMPANY

                                    Claimant

                                       vs.

                       PNOC-ENERGY DEVELOPMENT CORPORATION

                                   Respondent,

                              UNCITRAL ARBITRATION

                           CONSENT AND STIPULATION OF

                  DISMISSAL WITH PREJUDICE AS TO CERTAIN CLAIMS

                          DATED AS OF __________, 2003

WHEREAS, Claimant Visayas Geothermal Power Company ("Claimant") is a general partnership organised under the laws of the Republic of the Philippines, with offices at 24 Floor, 6750 Building, Ayala Avenue, Makati City, Metro Manila,
Philippines;

WHEREAS, Respondent PNOC-Energy Development Corporation ("Respondent") is a
corporation organized under the laws of the Republic of the Philippines which is a wholly-owned subsidiary of the Philippine National Oil Company, with offices at the PNOC Energy Companies Building, Merritt Road, Fort Bonifacio, 1200 Makati
City, Metro Manila, Philippines;

WHEREAS, VGPC and PNOC-EDC are parties to a certain Energy Conversion Agreement dated as of September 10, 1993 (the "ECA") (previously identified in this arbitration as CX-1), which was subsequently amended and supplemented on various occasions, including by the Acknowledgment and Consent Agreement dated December
15, 1994 between VGPC and PNOC-EDC (the "ACA") (previously identified in this arbitration as Exhibit CX-8) in which, among other things, the Parties agreed to the arbitration provision governing the present dispute;

"WHEREAS, after efforts to resolve certain disputes between them failed, the
Claimant filed various statements of claims as identified on Annex I hereto and the Respondent filed certain Statements of Defenses and Counterclaims thereto, identified on Annex II hereto;

WHEREAS, hearings on various claims were held in Sydney, Australia in July
2002;

WHEREAS, on November 27, 2002 the arbitral tribunal issued its Award, providing for the subsequent determination of quantum;

WHEREAS, the Claimant and the Respondent each has made various filings and submissions with respect to quantum, which remains to be determined.

                                       12

WHEREAS, the Parties have now agreed to compromise, settle and resolve the disputes between them including the disputes which are the subject matter of this arbitration;

WHEREAS, the respective counsel for the parties herein have been authorized to consent to this consent and stipulation of discontinuance with prejudice;

NOW, THEREFORE, on this _____________ day of ________________ 2003

THE PARTIES HEREBY STIPULATE AHD AGREE AS FOLLOWS:

1. Settlement of Certain Claims through Amendment of the ECA, The Parties have entered into a Third Amendment to the ECA of even date (the "Third Amendment")
attached hereto as Exhibit 1 in settlement of all of the claims asserted in the
Statements of Claims and Statements of Defenses and Counterclaims.

2. Dismissal of Certain Claims. In light of the Third Amendment, the Parties hereby agree to the dismissal with prejudice of all of the claims presently before the Tribunal (the "Dismissed Claims"), and no proceding or enforcement shall be taken in any place under the Award rendered on November 27,20O2.

3. Effectiveness of this Stipulation. The Stipulation shall not become effective unless and until the Third Amendment has been signed by each of the parties thereto. In the event the Third Amendment is not signed by each party, either party shall have the right immediately to reinstate the Dismissed Claims in the present arbitration, or to initiate a new arbitration relating to these claims.
Both parties waive any right whatsoever to object to the reinstatement of the
Dismissed Claims in the event the Third Amendment is not so signed.

IN WITNESS WHEREOF, VGPC and PNOC-EDC have executed this CONSENT AND STIPULATION
OF DISMISSAL WITH PREJUDICE AS TO CERTAIN CLAIMS this ______ day of ___________,
2003.

PNOC-ENERGY DEVELOPMENT CORPORATION

By: /s/ Sergio Antonio F. Apostol
    -------------------------------------
Name: Sergio Antonio F. Apostol
Title: Chairman and President

                                       13

VISAYAS GEOTHERMAL POWER COMPANY

By:/s/ David A Baldwin
   -------------------------------------
Name: David A. Baldwin
Title: President and Chief Executive Officer

For Claimant

Visayas Geothermal Power Company

LATHAM & WATKINS

By:
   -------------------------------------

For Respondent

PNOC-Energy Development Corporation

ALLEN & OVERY

By:
   -------------------------------------

                                       14